UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 8, 2013

CACHE, INC.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

0-10345	59-1588181
(Commission File Number)	(IRS Employer Identification No.)

1440 Broadway

New York, New York 10018
(Address of principal executive offices and zip code)

(212) 575-3200
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 8, 2013, Cache, Inc. (the “Company”) received a letter from the Nasdaq Stock Market (“Nasdaq”) stating that the Company has failed to comply with Listing Rule 5605 of the Nasdaq Stock Market Rules.  Rule 5605 requires listed companies to have an audit committee consisting of  at least three independent directors. The Company currently has only two members on its audit committee as a result of the changes made to its Board of Directors on April 4, 2013, pursuant to the transactions contemplated by the previously disclosed Investment Agreement entered into on February 5, 2013.

If the Company’s next annual shareholders’ meeting is held before October 1, 2013, the Company has until October 1, 2013 to regain compliance with Rule 5605.  The Company expects to fill the vacancy on its audit committee prior to the expiration of the grace period, immediately following its 2013 annual meeting, which would result in the Company regaining compliance with Rule 5605.

Receipt of the letter described above from Nasdaq is a required disclosure under Item 3.01 of Form 8-K.  The notification has no immediate effect on the listing of the Company’s common stock or its rights to purchase common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACHE, INC.

Date: April 9, 2013
/s/ Margaret J. Feeney
Margaret J. Feeney
Executive Vice President and Chief Financial Officer